Exhibit 10.23c

AMENDMENT THREE TO EQUIPMENT LEASE AGREEMENT

This AMENDMENT THREE TO EQUIPMENT LEASE AGREEMENT (this "Amendment Three") is made effective as of the 11 day of June, 2010, and is entered into by and between (i) the BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS on behalf of THE UNIVERSITY OF ARKANSAS FOR MEDICAL SCIENCES ("Hospital"), and (ii) GK FINANCING, LLC, a California limited liability company ("GKF”).

WHEREAS, GKF and Hospital executed an Equipment Lease Agreement dated October 29th, 1998, as amended by (i) a certain Amendment to Equipment Lease Agreement dated effective as of September 15, 2005, and (ii) a certain Amendment Two to Equipment Lease Agreement (“Amendment Two”) dated effective as of October 31 2007 (as amended the “Lease”), and desire to further amend the Lease as set forth herein.

NOW THEREFORE, for valuable consideration received, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.           Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.           Extension of Lease Term.  It is acknowledged that the performance of Gamma Knife procedures at the Hospital was interrupted for a period of approximately one (1) year due to the shortage or absence of certain professional, technical and/or support personnel who are required pursuant to the Lease for the proper performance of Gamma Knife procedures utilizing the Equipment, but which situation has now been corrected.  In view of such interruption of Gamma Knife services, the Term of the Lease as set forth in Section 3 of the Lease (and as extended by the First Extension pursuant to Amendment Two) is hereby further extended for an additional one (1) year period (the "Second Extension"), which Second Extension shall commence on September 27, 2015 (i.e., on the expiration date of the First Extension of the Term).  All references in the Lease to the "Term" shall be deemed to refer to the Term, as extended by the First Extension and the Second Extension.

3.           Captions. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment Three.

4.           Full Force and Effect. Except as amended by this Amendment Three, all of the terms and provisions of the Lease (as amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Three effective as of the date first written above.

GK FINANCING, LLC		BOARD OF TRUSTEES OF THE UNIVERSITY
OF ARKANSAS on behalf of THE UNIVERSITY
By:	/s/ Ernest A. Bates, M.D.	OF ARKANSAS FOR
Name:	Ernest A. Bates, M.D.	MEDICAL SCIENCES
Title:	Policy Committee Member
		By:	/s/ Melony Goodhand
		Name:	Melony Goodhand, J.D., M.S., C.P.A
		Title:	UAMS/Vice Chancellor for Finance &CFO